EXHIBIT 23.01



             CONSENT OF INDEPENDENT ACCOUNTANTS


We   hereby   consent   to   the  incorporation  by reference in the Prospectus
constituting part of the Registration Statement on Form S-3 (Nos. 333-40003, 333-18141, 333-304, 33-93444, and 33-48480) and in the
Registration  Statement  on  Form  S-8  (Nos.  333-18111,  333-18113, 33-92868,
33-87274, 33-48479, and 33-48478) of Praxair, Inc. of our report dated February 6, 1998 appearing on page 53 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP


Stamford, Connecticut
March 16, 1998